INDEPENDENT AUDITORS' CONSENT






The Board of Directors Yifan Communications, Inc.:


       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the Balance Sheet of Smart Games Interactive, Inc. as of December 31, 1999, and the related statements of operations, stockholders equity and cash flow for each of the two years in the period ended December 31, 1999 (and to all references to our firm) incorporated by reference into this registration statement.


/s/ Harmon & Company
September 25, 2000